EXHIBIT 4.3

                                    EXHIBIT A



                           FORM OF WARRANT CERTIFICATE

                      [FORM OF FACE OF WARRANT CERTIFICATE]

CUSIP No.
          ---------

Warrant No.                                     Number of Warrant(s):____
            --------

Exercisable During the Period that Commences at 9:00 a.m., New York City time, on _______________, 1999 and Terminates at 5:00 p.m., New York City time, on __________, ______________________ except as provided below.

Void after 5:00 p.m., New York City time, on ____________ ___, _____________.

                               WARRANT TO PURCHASE

                     COMMON STOCK, PAR VALUE $.01 PER SHARE,

                                       OF

                     GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.

          This certifies that ___________________, or registered assigns, is the registered owner of the number of warrants set forth above (the "Warrants"), each of which represents the right, at any time after ____________________ (the "Original Issue Date") and on or before 5:00 p.m., New York City time, on _______________ (the "Exercise Period"), to purchase from Golden Books Family Entertainment, Inc., a Delaware corporation (the "Company"), at the price per share of $46.05 (the "Exercise Price"), one share of Common Stock, $0.01 par value, of the Company as such stock was constituted as of the Original Issue Date, subject to adjustment as provided in the Warrant Agreement hereinafter referred to, upon surrender hereof, with the subscription form on the reverse hereof duly executed, by hand or by mail, to [INSERT NAME AND ADDRESS OF WARRANT AGENT], or to any successor thereto, as the warrant agent under the Warrant Agreement, at the office of such successor maintained for such purpose (any such warrant agent being herein called the "Warrant Agent") (or, if such exercise shall be in connection with an underwritten public offering of shares of such Common Stock (or Other Securities) (as such term and other capitalized terms used herein are defined in the Warrant Agreement) subject to the Warrant Agreement, at the location at which the Company shall have agreed to deliver such securities), and simultaneous payment in full (by certified or official bank or bank cashier's check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Warrant Agent for the benefit of the Company) of the Exercise Price in respect of each Warrant represented by this Warrant Certificate that is so exercised, all subject to the terms and conditions hereof and of the Warrant Agreement.

          Upon any partial exercise of the Warrants represented by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate representing the Warrants that were not exercised.

          No fractional shares may be issued upon the exercise of rights to purchase hereunder, and as to any fractional share otherwise issuable, the Company will make a cash payment in lieu of such issuance, as provided in the Warrant Agreement.

          This Warrant Certificate is issued under and in accordance with a Warrant Agreement, dated as of ___________________,1999 (the "Warrant Agreement"), between the Company and [_____________________________], as Warrant Agent, and is subject to the terms and provisions contained therein. The Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the registered holders of the Warrants. The holder of this Warrant Certificate consents to all terms and provisions of the Warrant Agreement by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent and may be obtained by writing to the Warrant Agent.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

Dated:                   , 1999
       -----------------

GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.

By:
   -------------------------------
   Name:
   Title:

Countersigned:

THE BANK OF NEW YORK,
   as Warrant Agent

By:
   -------------------------------
   Name:
   Title:

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                     GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.

          The transfer of this Warrant Certificate and all rights hereunder is registrable by the registered holder hereof, in whole or in part, on the register of the Company upon surrender of this Warrant Certificate at the office or agency of the Company or the office of the Warrant Agent maintained for such purpose at The Bank of New York, 101 Barclay Street, New York, New York, 10286, attention: ________________, duly endorsed or accompanied by a written instrument of transfer duly executed and in form satisfactory to the Company and the Warrant Agent, by the registered holder hereof or his attorney duly authorized in writing and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer or registration thereof. Upon any partial transfer the Company will cause to be delivered to such holder a new Warrant Certificate or Certificates with respect to any portion not so transferred.

          This Warrant Certificate may be exchanged at the office or agency of the Company or the office of the Warrant Agent maintained for such purpose at The Bank of New York, 101 Barclay Street, New York, New York 10286, attention:
_________________ for Warrant Certificates representing the same aggregate number of Warrants, each new Warrant Certificate to represent such number of Warrants as the holder hereof shall designate at the time of such exchange.

          Prior to the exercise of the Warrants represented hereby, the holder of this Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of the Company, including, but not limited to, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders, and shall not be entitled to receive notice of any proceedings of the Company except as provided in the Warrant Agreement. Nothing contained herein shall be construed as imposing any liabilities upon the holder of this Warrant Certificate to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

          This Warrant Certificate shall be void and all rights represented hereby shall cease unless exercised before the close of business on____________, 2002.

          This Warrant Certificate shall not be valid for any purpose until it shall have been manually countersigned by an authorized signatory of the Warrant Agent.

          Witness the facsimile seal of the Company and the signature of its duly authorized officer.

                                SUBSCRIPTION FORM

                 (To be executed only upon exercise of warrant)

TO GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.

                        , as Warrant Agent
-----------------------

Attention:
          -------------------

          The undersigned (i) irrevocably exercises ______ Warrants represented by the within Warrant Certificate, (ii) purchases ________ shares of common stock, par value $.01 per share, of Golden Books Family Entertainment, Inc. (before giving effect to the adjustments provided in the Warrant Agreement referred to in the within Warrant Certificate) for each Warrant so exercised and herewith makes payment in full of the purchase price of $___ per share, in respect of each Warrant so exercised as provided in the Warrant Agreement (such payment being by certified or official bank or bank cashier's check payable to the order of Golden Books Family Entertainment, Inc., or by wire transfer of immediately available funds to an account designated by the Warrant Agent for the benefit of Golden Books Family Entertainment, Inc.), all on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement, (iii) surrenders this Warrant Certificate and all right, title and interest therein to Golden Books Family Entertainment, Inc. and (iv) directs that the securities or other property deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Dated:                    ,
       --------------- ---  -------

-----------------------------------------------------------------------------
                                    (Owner)*


                                    -----------------------------------
                                    (Signature of Authorized Representative)


                                    -----------------------------------
                                    (Street Address)


                                    -----------------------------------
                                    (City) (State) (Zip Code)

Securities or property to be
issued and delivered to:


                                    ----------------------------
                                    Signature Guaranteed**


Please insert social
security or other
identifying number


----------------------


Name
    ------------------------------------------------------------------------
Street Address
               -------------------------------------------------------------

City, State and Zip Code
                         ---------------------------------------------------








          *The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

          **The signature must be guaranteed by a securities transfer agents medallion program ("stamp") participant or an institution receiving prior approval from the Warrant Agent.

                               FORM OF ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant Certificate hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant Certificate, with respect to the number of warrants set forth below:


          NAME OF               ADDRESS                NO. OF
          ASSIGNEE                                     WARRANTS




Please insert social
security or other
identifying number
of Assignee




and does hereby irrevocably constitute and appoint _____________attorney to make such transfer on the books of Golden Books Family Entertainment, Inc. maintained for the purpose, with full power of substitution in the premises.


Dated:                 ,
     -----------------  ----

                                             Name*


                                             Signature of Authorized
                                             Representative


                                             Signature Guaranteed**

          * The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

          ** The signature must be guaranteed by a securities transfer agents medallion program ("stamp") participant or an institution receiving prior approval from the Warrant Agent.